EXHIBIT 5.1




                                December 7, 2000

Ault Incorporated
7105 Northland Terrace
Minneapolis, MN 55428-1028

         RE: OPINION OF COUNSEL AS TO LEGALITY OF 300,000 COMMON SHARES TO BE REGISTERED UNDER THE SECURITIES ACT OF 1933

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration under the Securities Act of 1933 on Form S-8 of 300,000 Common Shares, no par value, of Ault Incorporated (the "Company") offered to employees of the Company pursuant to the Ault Incorporated 1996 Stock Option Plan (the "Plan").

         As general counsel for the Company, we advise you that it is our opinion, based on our familiarity with the affairs of the Company and upon our examination of pertinent documents, that the 300,000 Common Shares to be offered by the Company under the Plan will, when paid for and issued, be validly issued and lawfully outstanding, fully paid and nonassessable shares of Common Stock of the Company.

         The undersigned hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement with respect to said Common Shares under the Securities Act of 1933.

                                                 Very truly yours,

                                                 LINDQUIST & VENNUM P.L.L.P.


                                                 /s/ Lindquist & Vennum P.L.L.P.